UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21660	61-1203323
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporatio)	File Number)	Identification No.)

2002 Papa Johns Boulevard
Louisville, Kentucky		40299-2367
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code: (502) 261-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2021, Papa John’s International, Inc. (the “Company”) announced the departure of James A. Norberg, Chief Operating Officer, North America. Mr. Norberg will remain an employee of the Company in a transition role through March 1, 2022.

On October 20, 2021, Mr. Norberg and the Company entered into an Agreement and Release (the “Release”) relating to his separation from the Company. Under the terms of the Release and subject to Mr. Norberg’s continued compliance with, among other things, his confidentiality and non-competition requirements and a general release of claims in favor of the Company, Mr. Norberg will receive severance benefits consistent with a termination without cause under the Company’s Severance Pay Plan, as amended, including continuation of his base salary for a period of twelve (12) months from the date of his separation; pro rata payment of his annual bonus under the Company’s Management Incentive Plan for 2022, subject to the achievement of the applicable performance metrics; COBRA benefits; payment for credited and unused vacation days under the Company’s existing policies; and executive outplacement services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Caroline Oyler
Caroline Oyler
Chief Legal and Risk Officer

Date: October 22, 2021